   As filed with the Securities and Exchange Commission on July 13, 2001


                                                 Registration No. 333-63790


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                              AMENDMENT NO. 1


                                    TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                                ICOS CORPORATION
             (Exact name of registrant as specified in its charter)
                               ----------------
              Delaware                                 91-1463450
   (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)
                           22021 -- 20th Avenue S.E.
                           Bothell, Washington 98021
                                 (425) 485-1900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ----------------
                                 PAUL N. CLARK
          Chairman of the Board, Chief Executive Officer and President
                                ICOS Corporation
                           22021 -- 20th Avenue S.E.
                           Bothell, Washington 98021
                                 (425) 485-1900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            JAMES R. LISBAKKEN, ESQ.
                                ANDREW BOR, ESQ.
                                Perkins Coie LLP
                         1201 Third Avenue, Suite 4800
                         Seattle, Washington 98101-3099
                                 (206) 583-8888
                               ----------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1993, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                               ----------------
  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell securities and it is not soliciting an offer to buy securities +
+in any state where the offer or sale is not permitted.                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED JULY 13, 2001


PROSPECTUS

                                 [LOGO OF ICOS]

                                  -----------

                                  Common Stock

                                Debt Securities

                          Convertible Debt Securities

                                  -----------

  ICOS Corporation may offer common stock, debt securities or convertible debt securities from time to time. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The securities offered by this prospectus will have an aggregate public offering price of up to $300,000,000.

  You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell securities unless it includes a prospectus supplement.

                                  -----------

  Our common stock is traded on the Nasdaq National Market under the symbol ICOS. On July 11, 2001, the closing sale price of our common stock as quoted on the Nasdaq National Market was $58.06 per share.


                                  -----------

  Investing in our securities involves a high degree of risk. See the section entitled "Important Factors Regarding Forward-Looking Statements" that appears in our Annual Report on Form 10-K for the year ended December 31, 2000, as well as the section entitled "Risk Factors" that appears in the prospectus supplement accompanying this prospectus.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is          , 2001.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
About This Prospectus....................................................   2
Special Note Regarding Forward-Looking Statements........................   2
Where You Can Find More Information......................................   3
Information Incorporated by Reference....................................   3
ICOS Corporation.........................................................   4
Use of Proceeds..........................................................   4
Description of Capital Stock.............................................   4
Description of Debt Securities...........................................   7
Description of Convertible Debt Securities...............................  14
Plan of Distribution.....................................................  23
ERISA Considerations.....................................................  24
Disclosure of Commission Position on Indemnification for Securities Act
 Liabilities.............................................................  25
Legal Matters............................................................  27
Experts..................................................................  27

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may sell the common stock, debt securities or convertible debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below.

  This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find More Information."

  You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Commission and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  Our disclosure and analysis in this prospectus, in any prospectus supplement and in the documents incorporated by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or the negative of those terms or comparable terminology. Forward-looking statements provide our current expectations or forecasts of future events. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of prospective products, sales efforts, expected performance of third-party manufacturers, expected completion dates for new manufacturing and other facilities, expected progress in clinical trials, expenses, the outcome of contingencies such as legal proceedings, and financial results. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated herein by reference and in any other public statements we make may turn out to be wrong. Forward-looking statements reflect our current expectations and are inherently uncertain. Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements. Consequently, no forward-looking statement can be guaranteed and our actual results may differ materially.

  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The section entitled "Important Factors Regarding Forward-Looking Statements" that appears in our Annual Report on Form 10-K for the year ended December 31, 2000, as well as the section entitled "Risk Factors" that appears in the prospectus supplement accompanying this prospectus describe some, but not all, of the factors that could cause our actual results to differ materially from expected and historical results.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, as well as registration and proxy statements and other information, with the Securities and Exchange Commission. These documents may be read and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of these reports and other information may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. You can get further information about the Commission's Public Reference Room by calling 1-800-SEC-0330. The Commission also maintains a Web site at http://www.sec.gov that contains reports, registration statements and other information regarding registrants like us that file electronically with the Commission.

  This prospectus is part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act of 1933. As permitted by the Commission, this prospectus does not contain all the information in the registration statement filed with the Commission. For a fuller understanding of this offering, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

                     INFORMATION INCORPORATED BY REFERENCE

  The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any additional documents filed by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities:

  .  our annual report on Form 10-K for the year ended December 31, 2000;

  . our quarterly report on Form 10-Q for the quarterly period ended March 31, 2001; and

  . our definitive proxy statement on Schedule 14A, as filed with the Commission on March 30, 2001 in connection with our 2001 annual meeting.

  Documents incorporated by reference, excluding exhibits, are available from us without charge. You may obtain documents incorporated by reference by requesting them in writing from ICOS Corporation, 22021 - 20th Avenue S.E., Bothell, Washington 98021, Attention: Investor Relations Department, or by calling (425) 485-1900.

                                ICOS CORPORATION

  ICOS is a product-driven company that has expertise in both protein-based and small molecule therapeutics. We combine our capabilities in molecular, cellular and structural biology, high throughput drug screening, medicinal chemistry and genomics to develop highly innovative products with significant commercial potential. We apply our integrated approach to specific target areas where we have expertise. We believe this strategy increases our chances of successfully developing commercial products.

  We were incorporated in Delaware in September 1989. References in this prospectus to "ICOS," "we," "our" and "us" refer to ICOS Corporation and our wholly owned subsidiaries. Our principal executive offices are located at 22021-20th Avenue S.E., Bothell, Washington 98021, and our telephone number is
(425) 485-1900. Our Internet address is www.icos.com. Information contained on our Web site does not constitute a part of this prospectus.

                                USE OF PROCEEDS

  Unless otherwise indicated in the accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities to fund research and clinical development, to fund commercialization of our potential products and for general corporate purposes. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

                          DESCRIPTION OF CAPITAL STOCK

  We are authorized to issue 100,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

  As of June 15, 2001, there were 53,286,927 shares of common stock outstanding, held of record by 2,364 stockholders. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Our Restated Certificate of Incorporation does not permit cumulative voting in the election of directors. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, subject to preferences that may be applicable to any outstanding preferred stock. In the event of liquidation, dissolution or winding up of ICOS, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All the outstanding shares of common stock are, and the shares of common stock to be sold in this offering will be, validly issued, fully paid and nonassessable.

Preferred Stock

  The Board of Directors has authority to issue 2,000,000 shares of preferred stock in one or more series and to fix the powers, designations, preferences and relative, participating, optional or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock. Accordingly, preferred stock could be issued with terms that could delay or prevent a change of control of ICOS or make removal of management more difficult. We have no shares of preferred stock outstanding and no present plans to issue any shares of preferred stock.

Warrants

  In connection with the formation of ICOS Clinical Partners, L.P., a research and development partnership, we issued Series A Warrants and Series B Warrants to purchase shares of common stock. As of June 15, 2001, there were outstanding Series A Warrants to purchase an aggregate of 2,217,600 shares of common stock at any time prior to May 31, 2002 at a weighted average exercise price of $9.46 per share, and outstanding Series B Warrants to purchase an aggregate of 7,472,600 shares of common stock at any time prior to June 30, 2004 at an exercise price of $52.49 per share. The exercise price and the number of shares of common stock issuable upon exercise of each warrant will be appropriately adjusted in the event of stock splits, stock dividends, stock combinations or rights offerings involving the common stock. In the event of any reclassification or capital reorganization, or any consolidation or merger of ICOS with or into another person, or any sale, lease or transfer to another person of all or substantially all the assets of ICOS, the holder of each outstanding warrant will have the right, upon subsequent exercise of such warrant, to purchase the kind and amount of shares of stock or other securities and property receivable upon such reclassification, capital reorganization, consolidation, merger, sale, lease or transfer that would have been received upon exercise of such warrant immediately prior thereto. The warrants do not confer upon the holder any voting or preemptive rights, or any other rights as a stockholder of ICOS.

Registration Rights

  The holders of the Series A Warrants and Series B Warrants have certain registration rights with respect to the shares of common stock issuable upon exercise of these warrants. In addition, pursuant to an agreement between ICOS and the limited partners of ICOS Clinical Partners, L.P., the limited partners have certain registration rights with respect to shares of common stock that they may receive from ICOS if ICOS elects to purchase their partnership interests.

Antitakeover Effects of Charter Documents, Delaware Law and Washington Law

  Provisions of our Restated Certificate of Incorporation, our Restated Bylaws, Delaware law and Washington law may be deemed to have an antitakeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

  Preferred Stock. As noted above, our Board of Directors, without stockholder approval, has the authority under our Restated Certificate of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of ICOS or make removal of management more difficult.

  Election and Removal of Directors. Our Board of Directors is divided into three classes, each class having a three-year term that expires on a year different from the other classes. At each annual meeting of stockholders, the successors to the class of directors whose terms are expiring are elected to serve for three-year terms. This classification of the Board of Directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the directors. Our Restated Certificate of Incorporation authorizes only the Board of Directors to fill vacancies, including newly created directorships. In addition, our Restated Certificate of Incorporation and our Restated Bylaws provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the outstanding shares of voting stock. Because this system of electing and removing directors generally makes it more difficult for stockholders to replace a majority of the Board of Directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of ICOS and may maintain the incumbency of the Board of Directors.

  Stockholder Meetings. Under our Restated Bylaws, our stockholders may call a special meeting only upon the request of holders of at least 20% of the outstanding shares. In addition, the Board of Directors, the Chairman of the Board and the President may call special meetings of stockholders.

  Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  . before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder's becoming an interested stockholder;

  . upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, excluding shares held by directors, officers and employee stock plans; or

  . on or after the consummation date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting of stockholders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

  For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is generally a person who, together with affiliates and associates of that person, (a) owns 15% or more of the corporation's voting stock or (b) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the prior three years.

  Washington Law. The laws of Washington state, where our principal executive offices are located, impose restrictions on transactions between foreign corporations and significant stockholders. Chapter 23B.19 of the Washington Business Corporation Act generally prohibits a target corporation from engaging in significant business transactions with an acquiring person. An acquiring person is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the acquisition, unless a majority of the members of the target corporation's board of directors approves the transaction before the acquisition. Prohibited transactions include:

  . a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

  . termination of 5% or more of the employees of the target corporation as a result of the acquiring person's acquisition of 10% or more of the shares; and

  . allowing the acquiring person to receive any disproportionate benefit as a stockholder.

  After the five-year period, a significant business transaction may take place so long as it complies with the fair price provisions of the statute or is approved at an annual or special meeting of stockholders. A target corporation includes a foreign corporation if:

  . the corporation has a class of voting stock registered under Section 12 or 15 of the Securities Exchange Act of 1934, as amended;

  .  the corporation's principal executive offices are located in Washington;

  . any of (a) more than 10% of the corporation's stockholders of record are Washington residents, (b) more than 10% of its shares of record are owned by Washington residents or (c) 1,000 or more of its stockholders of record are Washington residents;

  . a majority of the corporation's employees are Washington residents or the corporation employs more than 1,000 Washington residents; and

  . a majority of the corporation's tangible assets are located in Washington or the corporation has more than $50 million of tangible assets located in Washington.

  A corporation may not opt out of this statute. If we continue to meet the definition of a target corporation, Chapter 23B.19 of the Washington Business Corporation Act may have the effect of delaying, deferring or preventing a change of control of ICOS.

Transfer Agent and Registrar

  The transfer agent and registrar for our common stock is Mellon Investor Services, LLC. Its address is 520 Pike Street, Seattle, Washington 98101, and its telephone number at this location is (206) 674-3030.

                         DESCRIPTION OF DEBT SECURITIES

  The following briefly summarizes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture among ICOS and a trustee. The form of indenture, which includes the form of debt securities, has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.


  The prospectus supplements will describe the particular terms and provisions of any series of debt securities. Therefore, you should rely on the information in the applicable prospectus supplement, in particular if the information in the prospectus supplement is different from the information provided below. Where any provision in any prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

General

  The indenture does not limit the aggregate principal amount of debt securities that may be issued under the indenture. We may issue debt securities from time to time in one or more series. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be unsecured obligations of ours and will rank equally with our other unsecured and unsubordinated indebtedness.

  You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement. The terms may include:

  . the title of the debt securities and the series in which the debt securities will be included;

  . the authorized denominations and aggregate principal amount of the debt securities;

  . the date or dates on which the debt securities will mature or the method for determining those dates;

  . the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if there is any interest, and if such rate is variable, the manner of calculation of interest and the date from which interest will accrue or the method for determining such date or dates;

  . the place or places where the principal of and any premium and interest on the debt securities will be payable;

  . the dates on which the interest will be payable and the corresponding record dates;

  . the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at the option of ICOS;

  . any mandatory or optional sinking fund or purchase fund or analogous provisions;

  . the terms and conditions of any redemption of the debt securities and any redemption price;

  . the denominations in which the debt securities are authorized to be issued;

  . the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities and any method by which that portion will be payable;

  . the person to whom any interest on any debt security shall be payable if other than the person in whose name the debt security is registered on the applicable record date;

  . any additional events of default or covenants applicable to the debt securities;

  . if applicable, provisions related to the issuance of debt securities in book-entry form; and

  .  any other special terms pertaining to the debt securities.

  Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

  Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

  The debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to those debt securities.

Payment, Registration, Transfer and Exchange

  Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement sets forth otherwise. At our option, however, we may also make interest payments on the debt securities in registered form:

  . by checks mailed by the trustee to the holders of debt securities entitled to interest payments at their registered addresses, or

  . by wire transfer to an account maintained by the person entitled to interest payments as specified in the debt register.

  Unless the applicable prospectus supplement indicates otherwise, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest.

  Unless the applicable prospectus supplement sets forth otherwise, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

Book-Entry Procedures

  The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

  Unless debt securities in physical form are issued, the debt securities will be represented by one or more fully registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (DTC), and registered in its name or in the name of Cede & Co., its nominee. No holder of debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

  DTC has advised that:

  .  DTC is:

   - a limited purpose trust company organized under the laws of the State of New York;

   -  a member of the Federal Reserve System;

   - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

   - a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act.

  . DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

  . DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations.

  . Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

  Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the debt securities may do so only through DTC participants. In addition, holders of the debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the debt securities. Under the book-entry system, holders of debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

  DTC participants will be responsible for distributions to holders of debt securities, which distributions will be made in accordance with customary industry practices. Although holders of debt securities will not have possession of the debt securities, the rules of DTC provide a mechanism by which those holders will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can only act on behalf of DTC participants, the ability of holders of debt securities to pledge the debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the debt securities may be limited due to the lack of physical certificates for the debt securities.

  Neither ICOS nor the trustee under the indenture nor any agent of any of them will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "holder of debt securities," for purposes of the indenture, will be Cede & Co., as nominee of DTC, the trustee will not recognize holders of debt securities as "holders of debt securities," and holders of debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the indentures only at the direction of one or more DTC participants to whose accounts with DTC the related debt securities are credited.

  All payments we make to the trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

  Physical certificates will be issued to holders of a global security, or their nominees, if:

  . DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor, or

  . we decide in our sole discretion to terminate the book-entry system through DTC.

  In such event, the trustee under the indenture will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of the definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees.

  Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the indenture.

  No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Consolidation, Merger or Sale by ICOS

  The indenture provides that we may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, if:


  . in the case of a merger or consolidation, we are the surviving corporation;

  . in the case of either a merger or consolidation where we are not the surviving corporation, or a sale, conveyance or other disposition of all or substantially all of our assets to another person:

   - the resulting, successor or acquiring person is a corporation organized and existing under the laws of the United States or any state thereof; and

   - that corporation expressly assumes by supplemental indenture all our obligations under the debt securities, any related coupons and the indentures;

  . immediately after giving effect to the merger or consolidation, or the sale, conveyance, transfer, lease or other disposition, no default or event of default under the indenture will have occurred and be continuing; and

  .  certain other conditions are met.

  If a successor corporation assumes our obligations, then that successor corporation will succeed to and be substituted for us under the indenture and under the debt securities and any related coupons, and all our obligations will terminate.

Events of Default, Notice and Certain Rights on Default

  Events of default under the indenture for a series of debt securities are defined as:

  . default for 90 days in payment of any interest on any debt security of that series or any related coupon or any additional amount payable for the debt securities of that series as specified in the applicable prospectus supplement when due;


  . default for ten days in payment of principal or premium, if any, on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when due;

  . default for 60 days after notice to us by the trustee, or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of that series, in the performance of any other agreement applicable to the debt securities of that series, in the indenture or in any supplemental indenture under which the debt securities of that series may have been issued;


  . default resulting in acceleration of other of our indebtedness for borrowed money if:

   - the aggregate principal amount of indebtedness that is accelerated exceeds $50 million;

   - the acceleration is not rescinded or annulled within ten days after written notice of the acceleration is given to us by the trustee, or to us and the trustee by holders of 25% or more in aggregate principal amount of the outstanding debt securities of that series; and

   - the default that resulted in the acceleration of the other indebtedness is not cured or waived; and

  .  certain events of bankruptcy, insolvency or reorganization.

  If an event of default specified in the indenture for the debt securities of any series occurs and is continuing, either the trustee for that series or the holders of 25% or more in aggregate principal amount of the outstanding debt securities of that series, by written notice to us, may:

  . declare the principal of all the debt securities of that series to be due and payable, or

  . in the case of original issue discount debt securities or indexed debt securities, declare the portion of the principal amount specified in the applicable prospectus supplement to be due and payable.

  If the holders of debt securities of a series give notice of the declaration of acceleration to us, then they are also required to give notice to the trustee for that series.

  The trustee for any series of debt securities is required to give notice to the holders of the debt securities of that series of all uncured defaults within 90 days after the occurrence of a default known to it on debt securities of that series. However, that notice will not be given until 60 days after the occurrence of a default on debt securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest, if any, or make a mandatory sinking fund payment. In addition, the trustee may withhold that notice if and so long as a committee of its responsible officers in good faith determines that withholding that notice is in the interest of the holders of the debt securities of that series, except in the case of a default in payment on the debt securities of that series. Default means any event that is, or, after notice or passage of time or both, would be, an event of default.

  The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless those holders have offered the trustee reasonable indemnity. Subject to those trustee indemnification provisions, the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected (with each series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or power conferred on the trustee.

  We will file annually with the trustee a certificate as to our compliance with all conditions and covenants of the indenture.

  The holders of at least a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series. However, a default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not be waived.

Modification of the Indentures

  We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:

  . evidence the succession of another corporation to ICOS and the assumption of our covenants by a successor;

  .  add to our covenants or surrender any of our rights or powers;

  .  add additional events of default for any series;

  . add, change or eliminate any provision affecting debt securities that are not yet issued;

  .  secure the debt securities;

  .  establish the form or terms of debt securities not yet issued;

  .  evidence and provide for successor trustees;

  . permit payment in respect of debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations;

  . correct or supplement any inconsistent provisions or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect; or


  .  cure any ambiguity or correct any mistake.

  In addition, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the supplemental indenture, ICOS and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. However, no such supplemental indenture may, without the consent of the holder of each debt security that is affected:

  . change the time for payment of principal or interest on any debt security;

  . reduce the principal of, or any installment of principal of, or interest on, any debt security;

  . reduce the amount of premium, if any, payable upon the redemption of any debt security;

  . reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

  . impair the right to institute suit for the enforcement of any payment on or for any debt security;

  . reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

  . change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;

  . modify the provisions relating to waiver of some defaults or any of the foregoing provisions; or

  .  change the currency of payment.

  Any supplemental indenture will be filed with the Commission as an exhibit to:

  . a post-effective amendment to the registration statement of which this prospectus is a part;

  .  an annual report on Form 10-K;

  .  a quarterly report on Form 10-Q; or

  .  a current report on Form 8-K.

Defeasance and Covenant Defeasance

  When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated or a redemption date of the debt securities of a particular series, then at our option:

  . we will be discharged from our obligations for the debt securities of that series, which is referred to as "defeasance," or

  . we will no longer be under any obligation to comply with certain covenants under the indenture, and some events of default will no longer apply to us, which is referred to as "covenant defeasance."


  If this happens, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Those holders may look only to the deposited funds or obligations for payment.

  Unless otherwise specified in the applicable prospectus supplement and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

  . it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

  . certain bankruptcy-related defaults or events of default with respect to us must not be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;



  . we must deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities:


   - will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and


   - will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the covenant defeasance had not occurred;


  . we must deliver to the trustee an officer's certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

  . we must comply with any other conditions to the defeasance or covenant defeasance that the indenture may impose on us.

  The indenture requires that a nationally recognized firm of independent public accountants deliver to the trustee a written certification as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of the debt securities.

  If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable. In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default.

  We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. However, if acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

                   DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

  The following briefly summarizes certain general terms and provisions of the convertible debt securities. The convertible debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior or subordinated debt. Convertible senior debt will be issued under a convertible senior debt indenture. Convertible subordinated debt will be issued under a convertible subordinated debt indenture. The form of convertible debt indenture, which includes the form of convertible debt securities, has been filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.


  Where we make no distinction between convertible senior debt securities and convertible subordinated debt securities or between the convertible senior debt indenture and the convertible subordinated debt indenture, those summaries refer to any debt securities and either indenture. The prospectus supplements will describe the particular terms and provisions of any series of convertible debt securities. Therefore, you should rely on the information in the applicable prospectus supplement, especially when the information in the prospectus supplement is different from the information provided below. The provision of the prospectus supplement will control to the extent that any provision in any prospectus supplement is inconsistent with any provision in this summary.

  Because the following description is a summary, it does not describe every aspect of the convertible debt securities, and is qualified in its entirety by the detailed information appearing in the relevant prospectus supplements.

General

  The indenture does not limit the aggregate principal amount of convertible debt securities that may be issued under the indenture. We may issue convertible debt securities from time to time in one or more series under the indenture. The convertible senior debt securities will be unsecured and unsubordinated obligations of ours and will rank equally with our other unsecured and unsubordinated indebtedness. The convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under "Convertible Subordinated Debt Securities," will be subordinated in right of payment to all of our senior indebtedness.


  You should refer to the prospectus supplement which accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement. The terms may include:

  . the specific designation of the convertible debt securities, including whether they are senior debt securities or subordinated debt securities;

  .  the aggregate principal amount of the convertible debt securities;

  . the maturity date or dates of the principal of the convertible debt securities or the method of determining the maturity date or dates;

  . the rate or rates, which may be fixed or variable, at which the convertible debt securities will bear interest, if there is any interest, or the method of calculating the interest rate or rates;

  . the date or dates that interest will accrue or the method of determining that date or dates;

  . the date or dates that interest will be payable and the record date or dates for the interest payment date or dates;

  . the place or places where principal of or premium, if there is a premium, and interest on the convertible debt securities will be payable;

  . if we may redeem, at our option, the convertible debt securities in whole or in part,

   -  the period or periods for the redemption,

   -  the price or prices for the redemption, and

   -  the terms and conditions for the redemption;

  . if we are obligated to redeem or purchase the convertible debt securities in whole or in part, pursuant to any sinking fund or similar provisions, upon the happening of specified events or at the option of a holder of the convertible debt securities,

   -  the period or periods for the redemption,

   -  the price or prices for the redemption, and

   -  the terms and conditions for the redemption;

  . the denominations of the convertible debt securities that we are authorized to issue;

  . the terms and conditions upon which conversion will be effected, including:

   -  the conversion price,

   -  the conversion period, and

   -  other conversion provisions;

  . if other than the principal amount, the portion of the principal amount of the convertible debt securities that will be payable upon declaration of the acceleration of the maturity, or the method by which that portion will be determined;

  . the person to whom any interest on any convertible debt security will be payable, if other than the person in whose name that convertible debt security is registered on the applicable record date;

  . any addition to, or modification or deletion of, any event of default or any covenant of ours specified in the applicable indenture;

  . the application of the means of covenant defeasance specified for the convertible debt securities;


  .  whether the convertible debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global security or securities;

  . any addition to, or modification or deletion of, any provision of the indenture related to the subordination of the convertible debt securities; and

  .  any other special terms of the convertible debt securities.

  Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

  Unless the applicable prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons. If we issue convertible debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities. Convertible debt securities issued in bearer form will be transferable by delivery.

  The convertible debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to those convertible debt securities.

Payment, Registration, Transfer and Exchange

  Subject to any applicable laws or regulations, we will make payments on the convertible debt securities at a designated office or agency, unless the applicable prospectus supplement sets forth otherwise. At our option, however, we may make interest payments on the convertible debt securities in registered form:

  . by checks mailed by the applicable trustee to the holders of convertible debt securities entitled to interest payments at their registered addresses or

  . by wire transfer to an account maintained by the person entitled to interest payments as specified in the debt register.

  Unless the applicable prospectus supplement indicates otherwise, we will pay any installment of interest on convertible debt securities in registered form to the person in whose name the convertible debt security is registered at the close of business on the regular record date for that installment of interest.

  Unless the applicable prospectus supplement sets forth otherwise, convertible debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Convertible debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.

Conversion Rights

  An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock. Those terms will address whether conversion is mandatory, at the option of the holder or at our option. The terms may also provide that the number of shares of our common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock as of a time stated in the prospectus supplement.

Convertible Subordinated Debt Securities

  For any convertible subordinated debt securities, the following provisions will apply.

  Before we pay the principal of, and premium and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness. Senior indebtedness includes all of our indebtedness unless the indebtedness, by its terms, is subordinate in right of payment to or equal with the convertible subordinated debt securities. Indebtedness means the principal of, premium, if any, and any accrued and unpaid interest (including post-petition interest, whether or not allowable as a claim in bankruptcy) on:

  .  indebtedness for money borrowed;

  . indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness;

  . obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; and


  .  obligations under capitalized leases and equipment leases.



  Indebtedness does not include amounts owed to trade creditors in the ordinary course of business.

  We may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if:

  . any of our senior indebtedness is not paid when due (following the expiration of any applicable grace period); or

  . any other default on our senior indebtedness occurs and the maturity of any senior indebtedness is accelerated in accordance with its terms;

unless, in either case:

  . the failure to pay or the acceleration relates to senior indebtedness in an aggregate amount equal to or less than $50 million;

  .  the default has been cured or waived or has ceased to exist;

  .  the acceleration has been rescinded; or

  .  the senior indebtedness has been paid in full.

  A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not limit the right of the holders of the convertible subordinated debt securities to accelerate the maturity as a result of the payment default.

  If any distribution of our assets is made upon any dissolution, total or partial liquidation or reorganization of or similar proceeding relating to ICOS, the holders of senior indebtedness will be entitled to receive payment in full before the holders of the convertible subordinated debt securities are entitled to receive any payment. Because of this subordination, in the event of insolvency, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

Book-Entry Procedures

  The applicable prospectus supplement for each series of convertible debt securities will state whether those convertible debt securities will be subject to the following provisions.

  Unless convertible debt securities in physical form are issued, the convertible debt securities will be represented by one or more fully registered global certificates, in denominations of $1,000 or any integral multiple of $1,000. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., its nominee. No holder of convertible debt securities initially issued as a global certificate will be entitled to receive a certificate in physical form, except as set forth below.

  DTC has advised us that:

  .  DTC is:

   - a limited purpose trust company organized under the laws of the State of New York,

   -  a member of the Federal Reserve System,

   - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

   - a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act.

  . DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

  . DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations.

  . Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

  Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the convertible debt securities may do so only through DTC participants. In addition, holders of the convertible debt securities will receive all distributions of principal and interest from the trustee through DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of convertible debt securities among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the convertible debt securities. Under the book-entry system, holders of convertible debt securities may experience some delay in receipt of payments, since the trustee will forward such payments to Cede & Co., as nominee for DTC, and DTC, in turn, will forward the payments to the appropriate DTC participants.

  DTC participants will be responsible for distributions to holders of convertible debt securities, which distributions will be made in accordance with customary industry practices. Although holders of convertible debt securities will not have possession of the convertible debt securities, DTC rules provide a mechanism by which those holders will receive payments and be able to transfer their interests. DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, but DTC can act only on behalf of DTC participants. Consequently, the ability of holders of convertible debt securities to pledge the convertible debt securities to persons or entities that are not DTC participants or to otherwise act with respect to the convertible debt securities may be limited due to the lack of physical certificates for the convertible debt securities.

  Neither ICOS nor the trustees under the indenture nor any respective agent will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the convertible debt securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "holder of convertible debt securities," for purposes of the indenture, will be Cede & Co., as nominee of DTC, the trustee will not recognize holders of convertible debt securities as "holders of convertible debt securities," and holders of convertible debt securities will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder of convertible debt securities under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related convertible debt securities are credited.


  All payments we make to the trustees will be in immediately available funds and will be passed through to DTC in immediately available funds.

  We will issue physical certificates to holders of beneficial interests in a global certificate, or their nominees, if:

  . DTC advises the trustee in writing that it is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor or

  . we decide in our sole discretion to terminate the book-entry system through DTC.

  In such event, the trustee under the applicable indenture will notify all holders of convertible debt securities through DTC participants of the availability of such physical convertible debt securities. Upon surrender by DTC of the definitive global note representing the convertible debt securities and receipt of instructions for reregistration, the trustee will reissue the convertible debt securities in physical form to holders or their nominees.

  Convertible debt securities in physical form will be freely transferable and exchangeable at the office of the applicable trustee upon compliance with the requirements set forth in the applicable indenture.

  No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Consolidation, Merger or Sale by ICOS

  The indenture provides that we may merge or consolidate with or into any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, if:


  . in the case of a merger or consolidation, we are the surviving corporation;

  . in the case of either a merger or consolidation where we are not the surviving corporation, or a sale, conveyance or other disposition of all or substantially all of our assets to another person:

   - the resulting successor or acquiring person is a corporation organized and existing under the laws of the United States or any state thereof; and

   - that corporation expressly assumes by supplemental indenture all our obligations under the convertible debt securities, any related coupons and the indentures;

  . immediately after giving effect to the merger or consolidation, or the sale, conveyance, transfer, lease or other disposition, no default or event of default under the indenture will have occurred and be continuing; and


  .  certain other conditions are met.

  If a successor corporation assumes our obligations, then that successor corporation will succeed to and be substituted for us under the indentures and under the convertible debt securities and any related coupons, and all our obligations will terminate.

Events of Default, Notice and Certain Rights on Default

  Events of default under the indenture for a series of convertible debt securities are defined as:


  . default for 90 days in payment of any interest on any convertible debt security of that series or any related coupon or any additional amount payable for the convertible debt securities of that series as specified in the applicable prospectus supplement when due;


  . default for ten days in payment of principal or premium, if any, on redemption or otherwise, or in the making of a mandatory sinking fund payment of any convertible debt securities of that series when due;

  . default for 60 days after notice to us by the trustee, or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding convertible debt securities of that series, in the performance of any other agreement applicable to the convertible debt securities of that series, in the indenture or in any supplemental indenture under which the convertible debt securities of that series may have been issued;


  . default resulting in acceleration of other of our indebtedness for borrowed money if:

   - the aggregate principal amount of indebtedness that is accelerated exceeds $50 million;

   - the acceleration is not rescinded or annulled within ten days after written notice of the acceleration is given to us by the trustee, or to us and the trustee by holders of 25% or more in aggregate principal amount of the outstanding convertible debt securities of that series; and

   - the default that resulted in the acceleration of the other indebtedness is not cured or waived; and

  .  certain events of bankruptcy, insolvency or reorganization.

  If an event of default specified in the indenture for the convertible debt securities of any series occurs and is continuing, either the trustee for that series or the holders of 25% or more in aggregate principal amount of the outstanding convertible debt securities of that series, by written notice to us, may

  . declare the principal of all the convertible debt securities of that series to be due and payable, or

  . in the case of original issue discount convertible debt securities or indexed convertible debt securities, declare the portion of the principal amount specified in the applicable prospectus supplement to be due and payable.

  If the holders of convertible debt securities of a series give notice of the declaration of acceleration to us, then they are also required to give notice to the trustee for that series.

  The trustee for any series of convertible debt securities is required to give notice to the holders of the convertible debt securities of that series of all uncured defaults within 90 days after the occurrence of a default known to it on convertible debt securities of that series. However, that notice will not be given until 60 days after the occurrence of a default on convertible debt securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, if any, or interest, if any, or make a mandatory sinking fund payment. In addition, the trustee may withhold that notice if and so long as a committee of its responsible officers in good faith determines that withholding that notice is in the interest of the holders of the convertible debt securities of that series, except in the case of a default in payment on the convertible debt securities of that series. Default means any event that is, or, after notice or passage of time or both, would be, an event of default.

  The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of convertible debt securities, unless those holders have offered the trustee reasonable indemnity. Subject to those trustee indemnification provisions, the holders of not less than a majority in aggregate principal amount of the convertible debt securities of each series affected (with each series voting as a class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for that series, or exercising any trust or power conferred on the trustee.


  We will file annually with the trustees a certificate as to our compliance with all conditions and covenants of the indenture.


  The holders of at least a majority in aggregate principal amount of any series of convertible debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all convertible debt securities of that series, any past default or event of default with respect to that series and its consequences, and may rescind and annul a declaration of acceleration with respect to that series. However, a default or event of default in the payment of the principal of, or premium or interest on, any convertible debt security and certain other defaults may not be waived.

Modification of the Indentures

  We, as well as the trustee for a series of convertible debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the convertible debt securities, in order to:

  . evidence the succession of another corporation to ICOS and the assumption of our covenants by a successor;

  .  add to our covenants or surrender any of our rights or powers;


  .  add additional events of default for any series;

  . add, change or eliminate any provision affecting convertible debt securities not yet issued;

  .  secure the convertible debt securities;

  . establish the form or terms of convertible debt securities not yet issued;

  .  evidence and provide for successor trustees;

  . if allowed without penalty under applicable laws and regulations, permit payment in respect of convertible debt securities in bearer form in the United States;

  . correct or supplement any inconsistent provisions or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indenture in any material respect; or


  .  cure any ambiguity or correct any mistake.

  In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding convertible debt securities of each series affected by the supplemental indenture, ICOS and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of convertible debt securities of that series. However, no supplemental indenture may, without the consent of the holder of each convertible debt security that is affected:


  . change the time for payment of principal or interest on any convertible debt security;


  . reduce the principal of, or any installment of principal of, or interest on any convertible debt security;

  . reduce the amount of premium, if any, payable upon the redemption of any convertible debt security;

  . reduce the amount of principal payable upon acceleration of the maturity of an original issue discount convertible debt security;

  . impair the right to institute suit for the enforcement of any payment on or for any convertible debt security;

  . modify the conversion rights or provisions with respect to subordination in a manner adverse to the holders;


  . reduce the percentage in principal amount of the outstanding convertible debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

  . change our obligation to maintain an office or agency in the places and for the purposes specified in the indenture;


  . modify the provisions relating to waiver of some defaults or any of the foregoing provisions; or

  .  change the currency of payment.

  Any supplemental indenture will be filed with the Commission as an exhibit to:

  . a post-effective amendment to the registration statement of which this prospectus is a part;

  .  an annual report on Form 10-K;

  .  a quarterly report on Form 10-Q; or

  .  a current report on Form 8-K.

Covenant Defeasance

  If the applicable prospectus supplement so indicates, we may elect to be released from our obligations for certain covenants applicable to the convertible debt securities of any series upon deposit with the related trustee of an amount sufficient to discharge the indebtedness evidenced by the convertible debt securities of that series. The deposit must consist of either money or obligations of the United States or any agency or instrumentality of the United States the payment of which is backed by the full faith and credit of the United States, which, through the payment of principal and interest on those obligations and complying with their terms, will provide funds in an aggregate amount sufficient to pay when due, including as a consequence of redemption in respect of which notice is given on or prior to the date of irrevocable deposit, the principal of, premium, if any, and interest on all convertible debt securities of the series.

  When a covenant defeasance occurs, we will:

  . be released only from our obligations to comply with certain covenants contained in the indenture relating to the convertible debt securities,

  . continue to be obligated in all other respects under those convertible debt securities, and

  . continue to be contingently liable for the payment of principal, premium and interest for those convertible debt securities.

  Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to covenant defeasance are as follows:

  . the covenant defeasance must not result in a breach or violation of, or constitute a default or event of default under, the applicable indenture or any other of our material agreements or instruments;

  . certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease the convertible debt securities and ending on the 91st day after that date;

  . we must deliver to the trustee an opinion of counsel to the effect that the holders of the convertible debt securities:


   - will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and

   - will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the covenant defeasance had not occurred;

  . we must deliver to the trustee an officer's certificate and an opinion of counsel addressing compliance with the conditions precedent to covenant defeasance; and

  . we must comply with any additional conditions to the covenant defeasance that may be imposed on us pursuant to the applicable indenture.

  The indenture requires that a nationally recognized firm of independent public accountants deliver to the trustee a written certification as to the sufficiency of the trust funds deposited for covenant defeasance of the convertible debt securities. Holders of the convertible debt securities do not have recourse against that firm under the indenture.


  If we exercise our covenant defeasance option, payment of the convertible debt securities may not be accelerated because of a default or an event of default for the covenants to which the covenant defeasance is applicable. However, if acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the convertible debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

  The applicable prospectus supplement may further describe the provisions, if any, applicable to covenant defeasance for convertible debt securities of a particular series.

                              PLAN OF DISTRIBUTION

  We may sell common stock, debt securities or convertible debt securities to or through underwriters or dealers, through agents, directly to other purchasers, or through a combination of these methods. We may distribute securities from time to time in one or more transactions at:

  .  a fixed price or prices, which may be changed;

  .  market prices prevailing at the time of sale;

  .  prices related to the prevailing market prices at the time of sale; or

  .  negotiated prices.

  The applicable prospectus supplement will describe the specific terms of the offering of the securities, including:

  . the name or names of any underwriters, and, if required, any dealers or agents;

  . the purchase price of the securities and the proceeds we will receive from the sale;

  . any underwriting discounts and commissions and other items constituting underwriters' compensation;

  .  any initial public offering price;

  .  any discounts or concessions allowed or reallowed or paid to dealers;
     and

  .  any securities exchange or market on which the securities may be listed.

  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  If underwriters are used in a sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The applicable prospectus supplement will set forth the underwriter or underwriters with respect to a particular underwritten offering of securities and, if an underwriting syndicate is used, the managing underwriter or underwriters will be stated on the cover of the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

  If a dealer is used in the sale of any of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of any such transactions.

  Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth the terms of any such transactions. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

  We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process used.

  In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

  We may provide indemnification to underwriters, dealers, agents and others who participate in the distribution of the securities with respect to some liabilities, including liabilities arising under the Securities Act, and provide contribution with respect to payments that they may be required to make in connection with such liabilities.

  If indicated in the applicable prospectus supplement, we may authorize underwriters or agents to solicit offers by specific institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

  .  commercial and savings banks;

  .  insurance companies;

  .  pension funds;

  .  investment companies; and

  .  educational and charitable institutions.

  In all cases, we must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the securities is not, at the time of delivery, prohibited by applicable law.

  Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of debt securities or convertible debt securities on a national securities exchange. If any of the securities of any series are sold to or through underwriters, the underwriters may make a market in those securities, as permitted by applicable laws and regulations. No underwriter is obligated, however, to make a market in those securities, and any market-making that is done may be discontinued at any time at the sole discretion of the underwriters. No assurance can be given as to the liquidity of, or trading markets for, any of the securities.

  Some of the underwriters, dealers or agents, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of business.

                              ERISA CONSIDERATIONS

  ERISA stands for the Employee Retirement Income Security Act of 1974 and its amendments. ERISA imposes restrictions on many employee benefit plans and on their fiduciaries. Before purchasing any of these securities on behalf of a plan, a plan fiduciary should make sure that the plan's governing documents permit the purchase. The plan fiduciary should also verify that the purchase is prudent and appropriate in view of the plan's overall investment policy and its existing investments.

  ERISA Section 406 and Internal Revenue Code Section 4975 prohibit transactions involving a plan's assets when the transaction is with a "party in interest" under ERISA Section 3(14) or a "disqualified person" under Code
Section 4975. An underwriter and its affiliates involved in the sale of securities might be parties in interest or disqualified persons with respect to a plan purchasing securities. This is true because the underwriter or its affiliate provides services to the plan. ICOS might also be a party in interest or a disqualified person with respect to a plan purchasing securities.

  A transaction to purchase securities that is prohibited under ERISA Section 406 or Code Section 4975 might result in personal liability for the plan's fiduciaries, civil penalties being imposed on parties in interest or an excise tax being imposed on disqualified persons. In addition, if the plan asset involved in a prohibited transaction is an individual retirement account or an individual retirement annuity (each an "IRA"), the IRA would lose its tax-exempt status.

  There are certain exemptions from the prohibited transaction provisions of ERISA Section 406 and Code Section 4975, including:

  . prohibited transaction class exemption (PTCE) 75-1, Part II or Part III, exemptions for specific principal transactions involving sales or purchases of securities between plans and parties in interest;

  . PTCE 84-14, an exemption for specific transactions determined by an independent qualified professional asset manager;

  . PTCE 90-1, an exemption for specific transactions involving insurance company pooled separate accounts;

  . PTCE 91-38, an exemption for specific transactions involving bank collective funds;

  . PTCE 95-60, an exemption for specific transactions involving life insurance company general accounts; and

  . PTCE 96-23, an exemption for specific transactions involving in-house asset managers.

  Thus, if a plan fiduciary wants to enter into a transaction with a party in interest or a disqualified person with respect to a plan, the fiduciary should assure himself or herself that an exemption to the prohibited transaction provisions of ERISA and Code Section 4975 applies to the purchase and holding of the securities.

  Any fiduciary of any pension plan, IRA or other employee benefit plan who is considering the acquisition of any of these securities should consult with his or her counsel prior to acquiring such securities.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

  Section 145(a) of the Delaware General Corporation Law (DGCL) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

  Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 145 of the DGCL further provides that, to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

  Section 10 of our Restated Bylaws requires indemnification of officers and directors to the fullest extent permitted under Delaware law. Subject to any restrictions imposed by Delaware law, the Restated Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person entitled to indemnification in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of ICOS or that, being or having been a director or officer or an employee of ICOS, such person is or was serving at the request of ICOS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. However, approval by our Board of Directors is required with respect to indemnification for any proceeding initiated by a person entitled to indemnification. The Restated Bylaws also provide that we may, by action of our Board of Directors, provide indemnification to our employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

  Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

  Article 10 of our Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of ICOS shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such
Article 10 shall not adversely affect any right or protection of a director of ICOS for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  Our officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which we grant them indemnification and for which they become legally obligated to pay on account of claims made against them for "wrongful acts" committed before or during the policy period. Additionally, our outside directors are covered by a similar insurance policy.

  The underwriting agreements, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or incorporated by reference in the registration statement, contain provisions whereby the underwriters agree to indemnify ICOS, our directors and certain officers and other persons.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                 LEGAL MATTERS

  Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock, debt securities and convertible debt securities will be passed on for ICOS by Perkins Coie LLP, Seattle, Washington.

                                    EXPERTS

  The consolidated financial statements of ICOS Corporation and subsidiary as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, the financial statements of Lilly ICOS LLC (a development stage company) as of December 31, 2000 and 1999 and for each of the years in the two-year period ended December 31, 2000, the period from October 2, 1998 (inception) to December 31, 1998 and the period from October 2, 1998 (inception) to December 31, 2000, and the financial statements of Suncos Corporation (a development stage corporation) as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 and the period from February 6, 1997 (inception) through December 31, 2000, have been incorporated by reference into this prospectus and in the registration statement in reliance on the reports of KPMG LLP, independent certified public accountants, incorporated by reference into this prospectus and in the registration statement, and upon the authority of that firm as experts in accounting and auditing.

  The report of KPMG LLP covering the December 31, 2000 consolidated financial statements of ICOS Corporation refers to a change in the method of accounting for nonrefundable technology license fees and milestone payments in 2000.

  The report of KPMG LLP covering the December 31, 2000 financial statements of Suncos Corporation contains an explanatory paragraph that states that Suncos Corporation has experienced recurring losses from operations and has a deficit accumulated during the development stage, which raises substantial doubt about its ability to continue as a going concern. The Suncos Corporation financial statements do not include any adjustments that might result from the outcome of that uncertainty.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $300,000,000

                                 [LOGO OF ICOS]

                                  Common Stock

                                Debt Securities

                          Convertible Debt Securities

                               ----------------

                                   PROSPECTUS

                               ----------------

                                        , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

   Securities and Exchange Commission registration fee................. $75,000
   Blue Sky fees and expenses..........................................      *
   Printing and engraving expenses.....................................      *
   Legal fees and expenses.............................................      *
   Accounting fees and expenses........................................      *
   Trustee fees and expenses...........................................      *
   Transfer agent and registrar fees...................................      *
   Miscellaneous.......................................................      *
                                                                        -------
     Total............................................................. $    *
                                                                        =======

--------
* To be provided by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 15. Indemnification of Directors and Officers

  Section 145(a) of the Delaware General Corporation Law (DGCL) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

  Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 145 of the DGCL further provides that, to the extent a director or officer of a Delaware corporation has been successful in the defense of any action, suit or proceeding referred to in subsections 145(a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

  Section 10 of ICOS's Restated Bylaws requires indemnification of officers and directors to the fullest extent permitted under Delaware law. Subject to any restrictions imposed by Delaware law, the Restated Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person entitled to indemnification in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of ICOS or that, being or having been a director or officer or an employee of ICOS, such person is or was serving at the request of ICOS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. However, approval by its board of directors is required with respect to indemnification for any proceeding initiated by a person entitled to indemnification. The Restated Bylaws also provide that ICOS may, by action of its board of directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

  Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

  Article 10 of ICOS's Restated Certificate of Incorporation provides that, to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of ICOS shall not be liable to ICOS or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such
Article 10 shall not adversely affect any right or protection of a director of ICOS for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

  ICOS's officers and directors are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses for which ICOS grants them indemnification and for which they become legally obligated to pay on account of claims made against them for "wrongful acts" committed before or during the policy period. Additionally, ICOS's outside directors are covered by a similar insurance policy.

  The underwriting agreements, which have been or will be filed as Exhibits 1.1, 1.2 and 1.3 hereto or incorporated by reference herein, contain provisions whereby the underwriters agree to indemnify ICOS, its directors and certain officers and other persons.

Item 16. Exhibits

  (a) The following Exhibits are filed as part of this registration statement:


 Exhibit
 Number                               Description
 -------                              -----------
   1.1   Form of Underwriting Agreement for Common Stock of ICOS*

   1.2   Form of Underwriting Agreement for Debt Securities of ICOS*

   1.3   Form of Underwriting Agreement for Convertible Debt Securities of
          ICOS*

   4.1   Form of Debt Securities Indenture of ICOS

   4.2   Form of Convertible Debt Securities Indenture of ICOS

   4.3   Form of Debt Securities of ICOS (included in Exhibit 4.1)

   4.4   Form of Convertible Debt Securities of ICOS (included in Exhibit 4.2)

   5.1   Opinion of Perkins Coie LLP*

  12.1   Computation of Ratio of Earnings to Fixed Charges of ICOS*

  23.1   Consent of KPMG LLP, Independent Certified Public Accountants

  23.2   Consent of Perkins Coie LLP (included in Exhibit 5.1)*

  24.1   Power of Attorney (included on signature page hereof)**

  25.1   Form T-1 Statement of Eligibility of Trustee under Debt Securities
          Indenture of ICOS*

  25.2   Form T-1 Statement of Eligibility of Trustee under Convertible Debt
          Securities Indenture of ICOS*

--------
* To be filed by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**  Previously filed.


Item 17. Undertakings

  A. The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  D. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Bothell, State of Washington, on the 12th day of July, 2001.


                                          ICOS CORPORATION

                                                     /s/ Paul N. Clark
                                          By: _________________________________
                                          Name: Paul N. Clark
                                          Title:  Chairman of the Board, Chief
                                                  Executive Officer and
                                                  President



  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of July, 2001.



              Signature                                      Title
              ---------                                      -----

        /s/ Paul N. Clark              Chairman of the Board, Chief Executive Officer
______________________________________  and President (Principal Executive Officer)
            Paul N. Clark

        /s/ Gary L. Wilcox             Executive Vice President, Operations,
______________________________________  Secretary and Director
            Gary L. Wilcox

       /s/ Michael A. Stein            Chief Financial Officer (Principal Financial
______________________________________  and Accounting Officer)
           Michael A. Stein

                                       Director
______________________________________
            Frank T. Cary

       * James L. Ferguson             Director
______________________________________
          James L. Ferguson

              Signature                                      Title
              ---------                                      -----

      * William H. Gates III           Director
______________________________________
         William H. Gates III

       * David V. Milligan             Director
______________________________________
          David V. Milligan

                                       Director
______________________________________
           Robert W. Pangia

       * Walter B. Wriston             Director
______________________________________
          Walter B. Wriston


     /s/ Michael A. Stein


* By: __________________________


         Michael A. Stein


         Attorney-in-Fact

                               INDEX TO EXHIBITS


 Exhibit
 Number                               Description
 -------                              -----------
   1.1   Form of Underwriting Agreement for Common Stock of ICOS*

   1.2   Form of Underwriting Agreement for Debt Securities of ICOS*

   1.3   Form of Underwriting Agreement for Convertible Debt Securities of
          ICOS*

   4.1   Form of Debt Securities Indenture of ICOS

   4.2   Form of Convertible Debt Securities Indenture of ICOS

   4.3   Form of Debt Securities of ICOS (included in Exhibit 4.1)

   4.4   Form of Convertible Debt Securities of ICOS (included in Exhibit 4.2)

   5.1   Opinion of Perkins Coie LLP*

  12.1   Computation of Ratio of Earnings to Fixed Charges of ICOS*

  23.1   Consent of KPMG LLP, Independent Certified Public Accountants

  23.2   Consent of Perkins Coie LLP (included in Exhibit 5.1)*

  24.1   Power of Attorney (included on signature page hereof)**

  25.1   Form T-1 Statement of Eligibility of Trustee under Debt Securities
          Indenture of ICOS*

  25.2   Form T-1 Statement of Eligibility of Trustee under Convertible Debt
          Securities Indenture of ICOS*

--------
* To be filed by amendment or as an exhibit to a filing with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**  Previously filed.